EX-99.906CERT

Section 906 Certifications

                CERTIFICATION PURSUANT TO 18 U.S.C SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

John V. Murphy, Principal Executive Officer, and Brian W. Wixted, Principal Financial Officer, of Oppenheimer Principal Protected Trust II, consisting of Oppenheimer Principal Protected Main Street Fund II (the "Registrant"), each certify to the best of his knowledge that:

      1. The Registrant's periodic report on Form N-CSR for the period ended February 28, 2006 (the "Form N-CSR") fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant. This certification is being furnished to the Commission solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Form N-CSR filed with the Commission.

Principal Executive Officer                          Principal Financial Officer

Oppenheimer Principal Protected Trust II,            Oppenheimer Principal Protected Trust II,
consisting of Oppenheimer Principal Protected        consisting of Oppenheimer Principal
Main Street Fund II                                  Protected Main Street Fund II


/s/ John V. Murphy                                   /s/ Brian W. Wixted
------------------------------                       -------------------------------------
John V. Murphy                                       Brian W. Wixted

Date: April 19, 2006                                 Date: April 19, 2006